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                                                                    EXHIBIT 99.2



                        CERTIFICATION OF CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of First State Bancorporation, a New Mexico corporation (the "Company"), for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report), Christopher C. Spencer, as Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to First State Bancorporation and will be retained by First State Bancorporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Christopher C. Spencer
-------------------------------
Christopher C. Spencer
Senior Vice President and
Chief Financial Officer, and
Principal Accounting Officer
March 26, 2003


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.